Dear Stockholder,

On February 21, 2023 (the Payment Date), pursuant to its managed distribution policy, Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the Fund) paid a distribution in the amount of $0.4625 per share of common stock to stockholders of record on February 13, 2023, which is equal to a quarterly rate of 2.3125% (9.25% annualized) of the $20.00 offering price in the Fund’s initial public offering in November 2009. The first-quarter distribution of $0.4625 per share is equal to a quarterly rate of 1.7225% (6.89% annualized) of the Fund’s market price of $26.85 per share as of January 31, 2023.

Prior to the managed distribution policy, the Fund paid distributions pursuant to a level rate distribution policy. Under its former distribution policy and consistent with the Investment Company Act of 1940, as amended, the Fund could not distribute long-term capital gains, as defined in the Internal Revenue Code of 1986, more often than once in any one taxable year.

In October 2010, the Fund received exemptive relief from the Securities and Exchange Commission that permits the Fund to distribute long-term capital gains more often than once in any one taxable year. After consideration by the Fund’s Board, the Fund adopted the current managed distribution policy which allows the Fund to make distributions of long-term capital gains more than once in any taxable year.

The following table sets forth the estimated breakdown of the distribution noted above, on a per share basis, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	11.03%	$0.0510
Net Realized Long-Term Capital Gains	88.97%	$0.4115
Return of Capital or other Capital Source	0.00%	$0.0000
Total	100.00%	$0.4625

The following table sets forth the estimated breakdown, on a per share basis, of all distributions made by the Fund during the year-to-date period ended on the Payment Date of the above distribution (includes the distribution payment noted in the table above) from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of All Distributions Paid Through Year-To-Date Period Ended on the Payment Date of the Current Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	11.03%	$0.0510
Net Realized Long-Term Capital Gains	88.97%	$0.4115
Return of Capital or other Capital Source	0.00%	$0.0000
Total	100.00%	$0.4115

Historically, the Fund has distributed more than its income and net realized capital gains, which has resulted in Fund distributions substantially consisting of return of capital or other capital source. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you.  A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” As of the payment date of the current distribution, all Fund distributions paid in 2023 (as estimated by the Fund based on current information) are from the earnings and profits of the Fund and not a return of capital. This could change during the remainder of the year, as further described below.

The amounts, sources and percentage breakdown of the distributions reported in this Notice are only estimates and are not being provided for, and should not be used for, tax reporting purposes. The actual amounts, sources and percentage breakdown of the distribution for tax reporting purposes, which may include return of capital, will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the 5-year period ended January 31, 2023, and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at January 31, 2023.

Average Annual Total NAV Return for the 5-year Period Ended January 31, 2023	13.70%
Annualized Distribution Rate as a Percentage of January 31, 2023 NAV Price (For the 5-year Period ended January 31, 2023)	8.41%

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the period since inception of Fund investment operations through the period noted and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at January 31, 2023. Average annual total return of a share of the Fund’s common stock at NAV for the period since inception of Fund investment operations through the period noted includes the 4.50% sales load assessed to IPO investors.

Average Annual Total NAV Return for the Period Since Inception of Investment Operations (November 30, 2009) Through January 31, 2023	13.52%
Annualized Distribution Rate as a Percentage of January 31, 2023 NAV Price (For the Period Since Inception of Investment Operations (November 30, 2009) through January 31, 2023)	7.84%

The following table sets forth (i) the cumulative total return (at NAV) of a share of the Fund’s common stock for the year-to-date period ended January 31, 2023 and (ii) the Fund’s distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at January 31, 2023.

Cumulative Total NAV Return for the Year-to-Date Period Ended January 31, 2023	12.11%
Distribution Rate as a Percentage of January 31, 2023 NAV Price (For the Year-to-Date Period Ended January 31, 2023)	N/A - no distributions made during this period

Past performance does not guarantee future results.

You should not draw any conclusions about the Fund’s investment performance from the amount of the distributions noted in the tables above or from the terms of the Fund’s distribution policy.

The Fund or your financial professional will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions on your US federal income tax return. For tax purposes, the Fund is required to report unrealized gains or losses on certain non-US investments as ordinary income or loss, respectively. Accordingly, the amount of the Fund’s total distributions that will be taxable as ordinary income may be different than the amount of the distributions from net investment income reported above.

The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund's most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting www.columbiathreadneedleus.com. These reports and other filings can also be found on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully before investing.

The Fund expects to receive all or some of its current income and gains from the following sources: (i) dividends received by the Fund that are paid on the equity and equity-related securities in its portfolio; and (ii) capital gains (short-term and long-term) from option premiums and the sale of portfolio securities. It is possible that the Fund’s distributions will at times exceed the earnings and profits of the Fund and therefore all or a portion of such distributions may constitute a return of capital as described below. A return of capital is a return of your original investment. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”  You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the Fund’s distribution policy.

Distributions that qualify as a return of capital are a return of some or all of your original investment in the Fund.  A return of capital reduces a stockholder’s tax basis in his or her shares.  Once the tax basis in your shares has been reduced to zero, any further return of capital may be taxable as capital gain.  Shareholders should consult their tax advisor or tax attorney for proper treatment.

Distributions may be variable, and the Fund’s distribution rate will depend on a number of factors, including the net earnings on the Fund’s portfolio investments and the rate at which such net earnings change as a result of changes in the timing of, and rates at which, the Fund receives income from the sources noted above.  As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change.

Investment products are not insured by the FDIC, NCUA or any federal agency, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

The Fund's use of derivatives introduces risks possibly greater than the risks associated with investing directly in the investments underlying the derivatives. A relatively small price movement in an underlying investment may result in a substantial gain or loss.

The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative.  The Fund's investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.

There is no assurance that the Fund will meet its investment objectives or that distributions will be made.  You could lose some or all of your investment.  In addition, closed-end funds frequently trade at a discount to their net asset values, which may increase your risk of loss.

The market prices of technology and technology-related stocks tend to exhibit a greater degree of market risk and price volatility than other types of investments. These stocks may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. These stocks also may be affected adversely by changes in technology, consumer and business purchasing patterns, government regulation and/or obsolete products or services. Technology and technology-related companies are often smaller and less experienced companies and may be subject to greater risks than larger companies, such as limited product lines, markets and financial and managerial resources. These risks may be heightened for technology companies in foreign markets.

Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

All rights reserved. Columbia Management Investment Distributors, Inc., 290 Congress Street, Boston, MA 02210

© 2023 Columbia Management Investment Advisers, LLC

columbiathreadneedleus.com

Adtrax 5443686

Dear Stockholder,

On May 23, 2023 (the Payment Date), pursuant to its managed distribution policy, Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the Fund) paid a distribution in the amount of $0.4625 per share of common stock to stockholders of record on May 15, 2023, which is equal to a quarterly rate of 2.3125% (9.25% annualized) of the $20.00 offering price in the Fund’s initial public offering in November 2009. The second-quarter distribution of $0.4625 per share is equal to a quarterly rate of 1.7238% (6.90% annualized) of the Fund’s market price of $26.83 per share as of April 30, 2023.

Prior to the managed distribution policy, the Fund paid distributions pursuant to a level rate distribution policy. Under its former distribution policy and consistent with the Investment Company Act of 1940, as amended, the Fund could not distribute long-term capital gains, as defined in the Internal Revenue Code of 1986, more often than once in any one taxable year.

In October 2010, the Fund received exemptive relief from the Securities and Exchange Commission that permits the Fund to distribute long-term capital gains more often than once in any one taxable year. After consideration by the Fund’s Board, the Fund adopted the current managed distribution policy which allows the Fund to make distributions of long-term capital gains more than once in any taxable year.

The following table sets forth the estimated breakdown of the distribution noted above, on a per share basis, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	1.32%	$0.0061
Net Realized Long-Term Capital Gains	98.68%	$0.4564
Return of Capital or other Capital Source	0.00%	$0.0000
Total	100.00%	$0.4625

The following table sets forth the estimated breakdown, on a per share basis, of all distributions made by the Fund during the year-to-date period ended on the Payment Date of the above distribution (includes the distribution payment noted in the table above) from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of All Distributions Paid Through Year-To-Date Period Ended on the Payment Date of the Current Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	6.17%	$0.0571
Net Realized Long-Term Capital Gains	93.83%	$0.8679
Return of Capital or other Capital Source	0.00%	$0.0000
Total	100.00%	$0.9250

Historically, the Fund has distributed more than its income and net realized capital gains, which has resulted in Fund distributions substantially consisting of return of capital or other capital source. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you.  A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” As of the payment date of the current distribution, all Fund distributions paid in 2023 (as estimated by the Fund based on current information) are from the earnings and profits of the Fund and not a return of capital. This could change during the remainder of the year, as further described below.

The amounts, sources and percentage breakdown of the distributions reported in this Notice are only estimates and are not being provided for, and should not be used for, tax reporting purposes. The actual amounts, sources and percentage breakdown of the distribution for tax reporting purposes, which may include return of capital, will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the 5-year period ended April 30, 2023, and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at April 30, 2023.

Average Annual Total NAV Return for the 5-year Period Ended April 30, 2023	14.84%
Annualized Distribution Rate as a Percentage of April 30, 2023 NAV Price (For the 5-year Period ended April 30, 2023)	8.52%

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the period since inception of Fund investment operations through the period noted and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at April 30, 2023. Average annual total return of a share of the Fund’s common stock at NAV for the period since inception of Fund investment operations through the period noted includes the 4.50% sales load assessed to IPO investors.

Average Annual Total NAV Return for the Period Since Inception of Investment Operations (November 30, 2009) Through April 30, 2023	13.30%
Annualized Distribution Rate as a Percentage of April 30, 2023 NAV Price (For the Period Since Inception of Investment Operations (November 30, 2009) through April 30, 2023)	7.93%

The following table sets forth (i) the cumulative total return (at NAV) of a share of the Fund’s common stock for the year-to-date period ended April 30, 2023 and (ii) the Fund’s distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at April 30, 2023.

Cumulative Total NAV Return for the Year-to-Date Period Ended April 30, 2023	12.71%
Distribution Rate as a Percentage of April 30, 2023 NAV Price (For the Year-to-Date Period Ended April 30, 2023)	1.85%

Past performance does not guarantee future results.

You should not draw any conclusions about the Fund’s investment performance from the amount of the distributions noted in the tables above or from the terms of the Fund’s distribution policy.

The Fund or your financial professional will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions on your US federal income tax return. For tax purposes, the Fund is required to report unrealized gains or losses on certain non-US investments as ordinary income or loss, respectively. Accordingly, the amount of the Fund’s total distributions that will be taxable as ordinary income may be different than the amount of the distributions from net investment income reported above.

The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund's most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting www.columbiathreadneedleus.com. These reports and other filings can also be found on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully before investing.

The Fund expects to receive all or some of its current income and gains from the following sources: (i) dividends received by the Fund that are paid on the equity and equity-related securities in its portfolio; and (ii) capital gains (short-term and long-term) from option premiums and the sale of portfolio securities. It is possible that the Fund’s distributions will at times exceed the earnings and profits of the Fund and therefore all or a portion of such distributions may constitute a return of capital as described below. A return of capital is a return of your original investment. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”  You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the Fund’s distribution policy.

Distributions that qualify as a return of capital are a return of some or all of your original investment in the Fund.  A return of capital reduces a stockholder’s tax basis in his or her shares.  Once the tax basis in your shares has been reduced to zero, any further return of capital may be taxable as capital gain.  Shareholders should consult their tax advisor or tax attorney for proper treatment.

Distributions may be variable, and the Fund’s distribution rate will depend on a number of factors, including the net earnings on the Fund’s portfolio investments and the rate at which such net earnings change as a result of changes in the timing of, and rates at which, the Fund receives income from the sources noted above.  As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change.

The Fund's use of derivatives introduces risks possibly greater than the risks associated with investing directly in the investments underlying the derivatives. A relatively small price movement in an underlying investment may result in a substantial gain or loss.

The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative.  The Fund's investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.

There is no assurance that the Fund will meet its investment objectives or that distributions will be made.  You could lose some or all of your investment.  In addition, closed-end funds frequently trade at a discount to their net asset values, which may increase your risk of loss.

The market prices of technology and technology-related stocks tend to exhibit a greater degree of market risk and price volatility than other types of investments. These stocks may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. These stocks also may be affected adversely by changes in technology, consumer and business purchasing patterns, government regulation and/or obsolete products or services. Technology and technology-related companies are often smaller and less experienced companies and may be subject to greater risks than larger companies, such as limited product lines, markets and financial and managerial resources. These risks may be heightened for technology companies in foreign markets.

The Fund is not insured by the FDIC, NCUA or any federal agency, is not a deposit or obligation of, or guaranteed by any financial institution, and involves investment risks including possible loss of principal and fluctuation in value.

Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

All rights reserved. Columbia Management Investment Distributors, Inc., 290 Congress Street, Boston, MA 02210

© 2023 Columbia Management Investment Advisers, LLC

columbiathreadneedleus.com

Adtrax 5670864